UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2017

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement to Acquire Nautic Star, LLC

On October 2, 2017, MCBC Holdings, Inc., a Delaware corporation (the “Company” or the “Purchaser”) entered into and closed an agreement to acquire all of the outstanding membership interests and other equity securities of Nautic Star, LLC, a Mississippi limited liability company (“Nautic Star”) from its existing members (collectively, the “Sellers”) pursuant to a membership interest purchase agreement, dated as of October 2, 2017 (the “Membership Interest Purchase Agreement”), by and among the Purchaser, Nautic Star, the Sellers and each of the other parties thereto (the “Acquisition”) for an aggregate purchase price of approximately $79.8 million, subject to customary adjustments for the amount of working capital in the business at the closing date.  A portion of the purchase price was deposited into escrow accounts in order to secure certain post-closing obligations of the Sellers. The Membership Interest Purchase Agreement contains customary representations and warranties regarding the Purchaser, Nautic Star, Nautic Star’s subsidiaries and the Sellers, customary covenants, including post-closing restrictive covenants from the Sellers and certain other parties in favor of the Purchaser, indemnification provisions and other provisions customary for transactions of this nature.

The foregoing description of the Membership Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Membership Interest Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and annexures to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.

The Membership Interest Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Membership Interest Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Membership Interest Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Membership Interest Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Membership Interest Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Nautic Star, LLC or any of their respective subsidiaries or affiliates.

Third Amended and Restated Credit Agreement

On October 2, 2017, the Company and its wholly-owned subsidiaries, MasterCraft Boat Company, LLC, a Delaware limited liability company (“MasterCraft”), MasterCraft Services, Inc., a Tennessee corporation (“Services”), MCBC Hydra Boats, LLC, a Tennessee limited liability company (“Hydra”), MasterCraft International Sales Administration, Inc., a Delaware corporation (“Sales Administration”), Nautic Star, a Mississippi limited liability company, NS Transport, LLC, a Mississippi limited liability company (“NS Transport”), and Navigator Marine, LLC, a Mississippi limited liability company (“Navigator” and, together with MasterCraft, Services, Hydra Sales Administration, Nautic Star and NS Transport, each a “Borrower” and collectively, with the Company, the “Credit Parties”) entered into a Third Amended and Restated Credit and Guaranty Agreement by and among the

Borrowers, the Company, as a guarantor, Fifth Third Bank, as the agent and letter of credit issuer, and the lenders party thereto (the “Amended Credit Agreement”), to become effective upon the closing of the Acquisition. The Amended Credit Agreement replaces the Company’s Second Amended and Restated Credit Agreement, dated May 27, 2016. The Amended Credit Agreement provides the Company with an $145 million senior secured credit facility, consisting of a $115 million term loan (the “Term Loan”) and a $30 million revolving credit facility (the “Revolving Credit Facility”).

The Amended Credit Agreement bears interest, at the Company’s option, at either the prime rate plus an applicable margin ranging from 0.75% to 1.75% or at an adjusted London Interbank Offered Rate (“LIBOR”) plus an applicable margin ranging from 1.75% to 2.75%, in each case based on the Company’s senior leverage ratio. Based on the Company’s current senior leverage ratio, the applicable margin for loans accruing interest at the prime rate is 1.25% and the applicable margin for loans accruing interest at LIBOR is 2.25%.

The Amended Credit Agreement is secured by a first-priority security interest in substantially all of the Company’s assets. Obligations under the Amended Credit Agreement are guaranteed by the Company and secured by the assets of each of its domestic subsidiaries.

The Amended Credit Agreement contains a number of covenants that, among other things, restrict the Company’s ability to, subject to specified exceptions, incur additional debt; incur additional liens and contingent liabilities; sell or dispose of assets; merge with or acquire other companies; liquidate or dissolve; engage in businesses that are not in a related line of business; make loans, advances or guarantees; pay dividends or make other distributions; engage in transactions with affiliates; and make investments. The Company is also required to maintain a specified consolidated fixed charge coverage ratio and a specified total leverage ratio.

The Amended Credit Agreement includes customary events of default, including, but not limited to, payment defaults, covenant defaults, breaches of representations and warranties, cross-defaults to certain indebtedness, certain events of bankruptcy and insolvency, defaults under any security documents, and a change of control.

The Term Loan will mature and all remaining amounts outstanding thereunder will be due and payable on October 2, 2022.

The foregoing description of the Amended Credit Agreement is a general description and is qualified in its entirety by reference to the Amended Credit Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on October 2, 2017, announcing the closing of the Acquisition, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K related to the Acquisition.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of certain conditions set forth in the Membership Interest Purchase Agreement, the ability to meet the conditions under the Amended Credit Agreement, and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated October 2, 2017 among MCBC Holdings, Inc., Nautic Star, LLC and each of the other parties thereto

10.1

Third Amended and Restated Credit and Guaranty Agreement, dated October 2, 2017, by and among MasterCraft Boat Company, LLC, MasterCraft Services, Inc., MCBC Hydra Boats, LLC, MasterCraft International Sales Administration, Inc., Nautic Star, LLC, NS Transport, LLC and Navigator Marine, LLC as borrowers and other credit parties, various lenders and Fifth Third Bank as the agent and L/C issuer and lender

99.1	Press Release dated October 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated October 2, 2017 among MCBC Holdings, Inc., Nautic Star, LLC and each of the other parties thereto

10.1

Third Amended and Restated Credit and Guaranty Agreement, dated October 2, 2017, by and among MasterCraft Boat Company, LLC, MasterCraft Services, Inc., MCBC Hydra Boats, LLC, MasterCraft International Sales Administration, Inc., Nautic Star, LLC, NS Transport, LLC and Navigator Marine, LLC as borrowers and other credit parties, various lenders and Fifth Third Bank as the agent and L/C issuer and lender

99.1	Press Release dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: October 2, 2017	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary